Exhibit 10.1

FIRST AMENDMENT TO
MASTER LOAN AGREEMENT

THIS FIRST AMENDMENT TO MASTER LOAN AGREEMENT (this "Amendment") is dated as of June 29, 2012, and is executed by and between M-TRON INDUSTRIES, INC., a Delaware corporation and PIEZO TECHNOLOGY, INC., a Florida corporation, jointly and severally (hereinafter referred to as the "Borrower") and JPMORGAN CHASE BANK, N.A. ("Bank").
R E C I T A L S:
WHEREAS, Bank extended to Borrower facilities to finance the acquisition of certain assets and fund certain operating expenses through advances made under credit facilities including (i) a revolving  line of credit in the amount of $4,000,000.00; (ii) commercial line of credit in the amount of $2,000,000.00; and (iii) term loan in the amount of $536,192.17 (collectively, the "Loan"); and
WHEREAS, the Loan was subject to the terms and conditions of that certain Master Loan Agreement between Borrower and Bank dated June 30, 2011 (the "Existing Loan Agreement"; and
WHEREAS, Borrower and Bank desire to hereby modify and amend the Existing Loan Agreement.
NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants and conditions herein, Borrower and Bank agree as follows:
1.      Recitals and Terms
.  The foregoing Recitals are true and correct, and are incorporated herein by this reference.  Capitalized terms used and not defined herein shall have the meanings assigned thereto in the Existing Loan Agreement.
2.      Modifications
.
(a)	Section 3.13(b) of Article III of the Existing Loan Agreement is hereby deleted in its entirety.
(b)	Section 3.13(d) of Article III of the Existing Loan Agreement is hereby deleted in its entirety.
3.      Reaffirmation of Representations and Warranties
. Borrower hereby reaffirms to Bank each of Borrower's representations and warranties, covenants and agreements set forth in the Existing Loan Agreement with the same force and effect as if each were fully restated herein and made as of the date hereof, and Borrower hereby certifies to Bank that no default or even to default has occurred or is presently occurring under the Existing Loan Agreement or the other loan documents executed in connection therewith.
4.      No Claims or Offsets
.  Borrower hereby acknowledges and certifies to Bank that, as of the date of this Amendment, there are not counterclaims, defenses or offsets whatsoever against Bank with respect to the Existing Loan Agreement, or with respect to the documents, instruments and agreements related to the Existing Loan Agreement or executed in connection therewith.
5.      No Other Changes
.  Except as otherwise set forth in this amendment, the Existing Loan Agreement shall remain unchanged in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized offices as of the day and year first above written.
          BORROWER:

M-TRON INDUSTRIES, INC., a Delaware corporation

By:	/s/ R. LaDuane Clifton
Name:	R. LaDuane Clifton
Title:	Chief Accounting Officer

(CORPORATE SEAL)

PIEZO TECHNOLOGY, INC., a Florida corporation

By:	/s/ R. LaDuane Clifton
Name:	R. LaDuane Clifton
Title:	Chief Accounting Officer

(CORPORATE SEAL)

BANK:

JPMORGAN CHASE BANK, N.A.

By:	/s/ Frank Cover Jr.
Name:	Frank Cover Jr.
Title:	Vice President